UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549
FORM 8‑K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
 SECURITIES EXCHANGE ACT OF 1934
March 29, 2017
Date of report (Date of earliest event reported)
Condor Hospitality Trust, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)
1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)
1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 29, 2017, the Compensation Committee of the Board of Directors of Condor Hospitality, Inc. (the "Company") established and approved 2017 incentive compensations plans for four executive officers; J. William Blackham, President and Chief Executive Officer, Jonathan Gantt, Senior Vice President and Chief Financial Officer, Jeff Dougan, Senior Vice President and Chief Operating Officer and Arinn Cavey, Chief Accounting Officer.  A target incentive was established for each executive ranging from 25% to 150% of base salary, with a portion of the incentive allocated to each executive's individual performance objective. The performance objectives consist of capitalization growth, hotel management, hotel operational performance, hotel acquisitions and dispositions, financing, staffing, achieving analyst research coverage, and accounting, audit and regulatory filings.

An executive must achieve the particular performance objectives established for the executive to earn the portion of the executive's target incentive allocated to that performance objective.  Payout under the plans to an executive will be in cash and/or equity (from shareholder approved employee benefit plans).  The Compensation Committee has discretion, including to make partial awards, and to take into account events and circumstances not contemplated when performance objectives were set.

Item 9.01  Financial Statements and Exhibits.
(d)  Exhibits
10.1	Form of Restricted Stock Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Condor Hospitality Trust, Inc.

Date: April 3, 2017	By: /s/ Arinn Cavey
Name: Arinn Cavey
Title: Chief Accounting Officer

EXHIBIT INDEX

10.1	Form of Restricted Stock Agreement